                                                                      Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-61594) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 31, 2005, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2005, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.

                                            /s/ Ernst & Young, LLP

Fort Wayne, Indiana
April 18, 2005